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                                                               EXHIBIT 10.1

                  FIRST AMENDMENT TO THE AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             OF LANDAIR CORPORATION


Landair Corporation, a Tennessee corporation (the "Company"), hereby amends its Amended and Restated Non-Employee Director Stock Option Plan (the "Plan"), subject to shareholder approval as provided below:

         1. The first sentence of Section 5(a) of the Plan is hereby amended to read as follows in its entirety:

                  "Options to purchase up to Two Hundred Fifty Thousand (250,000) shares of Common Stock may be granted hereunder."

         2. This Amendment shall be effective upon its approval by the Company's shareholders.